UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 February 7, 2003
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 300
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)

ITEM 5.  Other Event

Mid America Apartment Communities,  Inc. (MAA)

MEMPHIS, TN, February 7, 2003 - Mid-America Apartment Communities, Inc. (NYSE:MAA) announced the acquisition of Green Oaks, a 300-unit apartment community located in Grand Prairie, a suburb of Dallas, TX, for $18.9 million. The property is expected to become the third investment by its joint venture with Crow Holdings, in which Mid-America owns a 1/3 interest. The Company plans to contribute the property to the joint venture once a financing commitment has been received under the provisions of the joint venture's Freddie Mac credit facility. Mid-America's funding was provided by its bank credit facility.

The property is located in the North Arlington submarket of the Dallas-Fort Worth area, conveniently located to employment centers and retail facilities as well as to downtown Dallas and Forth Worth.

Simon Wadsworth, Executive VP and CFO of Mid-America said, "We are pleased with the addition of this high quality property to our portfolio at a discount of its replacement cost. It will be a fine addition to our partnership with Crow Holdings. This part of the Dallas market has maintained stronger occupancy than many other areas and the property addition will be immediately accretive to earnings. While the Dallas apartment market is currently operating at levels well below historical norms due to the slower economic cycle, we remain comfortable with the long term growth prospects and strength of this market. We continue to seek attractive investments through this partnership in stable growth markets throughout the southeastern US and Texas."

Mid-America Apartment Communities is a NYSE traded multifamily REIT specializing in the acquisition, redevelopment and management of apartment properties throughout the southeast and south central US with 34,507 units under ownership and management. Crow Holdings is a group of international, diversified investment holding companies that owns and directs the investments of the Trammell Crow family and manages investments on behalf of the Trammell Crow family and its investment partners. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at 901/682-6668, ext.
105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  February 7, 2003      /s/Simon R.C. Wadsworth
                             Simon R.C. Wadsworth
                             Executive Vice Presidentand Chief Financial Officer
                             (Principal Financial and Accounting Officer)